===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.12a-12

                           OMEGA PROTEIN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[OMEGA PROTEIN LOGO]

                                  May 8, 2002

To Our Stockholders:

  You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Omega Protein Corporation, to be held on Tuesday, June 25, 2002, at 9:00 a.m., local time, at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

  At the meeting, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this mailing.

  Stockholders can vote their shares by proxy by marking their votes on the proxy/voting instructions card, or by attending the meeting in person.

  It is important that your shares be represented at the meeting. Even if you plan to attend the meeting, we hope that you will read the enclosed Proxy Statement and the voting instructions on the enclosed proxy card and then vote by completing, signing, dating and mailing the proxy card in the enclosed, postage pre-paid envelope. You may vote your shares in person if you attend the Annual Meeting, thereby canceling any proxy previously given. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

  We appreciate your continued interest in the Company.

                                          Sincerely,

                                          /s/ Joseph L. von Rosenberg III
                                          Joseph L. von Rosenberg III
                                          President and Chief Executive
                                           Officer

                             [OMEGA PROTEIN LOGO]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 25, 2002

TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Omega Protein Corporation (the "Company") will be held at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611 on Tuesday, June 25, 2002 at 9:00 a.m., local time, for the following purposes:

  1. To elect two Class I directors for a term of three years and until their successors are duly elected and qualified;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the Company's fiscal year ending December 31, 2002; and

  3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  The Board of Directors has fixed the close of business on May 1, 2002 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting.

  You are cordially invited to attend this meeting.

                                          By order of the Board of Directors

                                          /s/ Robert W. Stockton
                                          ROBERT W. STOCKTON
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Houston, Texas
May 8, 2002

                           OMEGA PROTEIN CORPORATION
                             1717 ST. JAMES PLACE
                                   SUITE 550
                             HOUSTON, TEXAS 77056

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 2002

General Information

  This statement (the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Omega Protein Corporation ("Omega" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611 on Tuesday, June 25, 2002 at 9:00 a.m., local time, and at any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are first being mailed on or about May 8, 2002.

Proxy Card

  The shares represented by any Proxy Card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a "Conforming Proxy") will be voted in accordance with the specifications made thereon. Conforming Proxies that are properly signed and returned but on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the Proxy Card will vote the shares represented by each Conforming Proxy on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. A stockholder who has executed and delivered a Conforming Proxy may revoke that Conforming Proxy at any time before it is voted by (i) executing a new proxy with a later date and delivering the new proxy to the Secretary of the Company, (ii) voting in present at the Annual Meeting, or (iii) giving record of written notice of the revocation to the Secretary of the Company.

Quorum and Other Matters

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary and sufficient to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

  Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

  All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

Solicitation of Proxies

  This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. The Company expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

                   VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The outstanding voting securities of the Company consist entirely of shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on May 1, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on such date, the Company had outstanding 23,956,503 shares of Common Stock.

Security Ownership of Certain Beneficial Owners

  To the Company's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Company's Common Stock based on the number of shares outstanding on December 31, 2001:

                                                       Amount and
                                                       Nature of
                                                       Beneficial    Percent of
          Name and Address of Beneficial Owner        Ownership(1)    Class(1)
          ------------------------------------        ------------   ----------
   Malcolm I. Glazer (2)(3)..........................  14,515,200       60.6%
    1482 Ocean Boulevard
    Palm Beach, Florida 33480

   Zapata Corporation (2)............................  14,501,000       60.6%
    100 Meridian Centre, Suite 350
    Rochester, New York 14618

   State of Wisconsin Investment Board...............   2,176,300(4)     9.1%
    P.O. Box 7842
    Madison, Wisconsin 53707

   Dimensional Fund Advisors, Inc....................   1,631,700(5)     6.8%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

--------
(1) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 31, 2001 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.
(2) Based on a Schedule 13D/A filed with the SEC by the Malcolm I. Glazer Family Limited Partnership (the "Glazer Partnership") on October 10, 2001 ("Glazer Partnership Schedule 13D/A"). Based on this Schedule 13D/A, Malcolm I. Glazer may be deemed to control the sole general and limited partners of the Glazer Partnership and owns beneficially and of record 47.3% of outstanding common stock of Zapata Corporation ("Zapata"). By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.
(3) Includes 14,200 shares subject to options held by Mr. Glazer exercisable on December 31, 2001 or within 60 days thereafter.
(4) Based on a Schedule 13G/A filed with the SEC by the State of Wisconsin Investment Board on February 14, 2002.
(5) Based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. on February 12, 2002.

Security Ownership of Directors and Executive Officers

  The following table sets forth the number of shares of Common Stock of the Company and common stock of Zapata beneficially owned as of December 31, 2001 by each of the directors listed under "Proposal 1--Election of Directors," each of the Named Executive Officers set forth in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                 Shares of the  Percent of the Shares of    % of
                                   Company's      Company's     Zapata     Zapata
                                    Common          Common      Common     Common
   Name of Beneficial Owner        Stock(1)        Stock(2)      Stock     Stock
   ------------------------      -------------  -------------- ---------   ------
Joseph L. von Rosenberg III....    1,052,700          4.2%          10        *
Robert W. Stockton.............      786,000          3.2%           0       --
Avram A. Glazer................      568,200(3)       2.3%      19,159(4)     *
Michael E. Wilson..............      144,333            *            0       --
Bernard H. White...............      143,433            *            0       --
John D. Held...................      108,333            *            0       --
Gary L. Allee..................       92,600            *            0       --
William E. M. Lands............       64,515(5)         *            0       --
Paul M. Kearns.................       14,200            *            0       --
Darcie S. Glazer...............            0(6)         *       13,459(7)     *
All directors and executive
 officers as a group, including
 those named above (11 total)..    3,007,647(1)      11.2%      32,618        *

--------
 * Represents ownership of less than 1.0%.
(1) Includes 1,033,200; 780,000; 568,200; 143,333; 108,333; 34,200; 34,200,
    14,200, and 2,892,332 shares of Omega's Common Stock subject to options exercisable on December 31, 2001 or within 60 days thereafter held by Messrs. von Rosenberg, Stockton, A. Glazer, Wilson, White, Held, Allee, Lands, Kearns, and all directors and executive officers as a group, including those persons named in the above table, respectively.
(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 31, 2001 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(3) Does not include 14,515,200 shares that are held by the Glazer Partnership or Zapata, with respect to which Mr. Avram A. Glazer disclaims any beneficial ownership.
(4) Includes 15,259 shares of Zapata common stock subject to stock options held by Avram A. Glazer, based on Zapata's Proxy Statement dated April 15, 2002.
(5) Includes 2,300 shares owned by a trust established for the benefit of Dr. Lands' grandchildren. Dr. Lands disclaims beneficial ownership of such shares.
(6) Does not include 14,515,200 shares that are held by the Glazer Partnership or Zapata, with respect to which Ms. Glazer disclaims any beneficial ownership.
(7) Includes 13,459 shares of Zapata common stock subject to options held by Darcie S. Glazer, based on Zapata's Proxy Statement dated April 15, 2002.

  Because Zapata holds more than a majority of the Company's outstanding Common Stock, Zapata has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Zapata intends to vote for the election of the proposed Nominees for the Board of Directors and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. There are no agreements between the Company and Zapata with respect to the election of directors or the officers of the Company or with respect to other matters that may come before the Annual Meeting.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation divide the Board of Directors into three classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of six directors, two in Class I, two in Class II and two in Class III, whose terms expire at the 2002, 2003 and 2004 Annual Meetings, respectively, and until their successors are duly elected and qualified.

  The Class I directors are Dr. Gary L. Allee and Dr. William E. M. Lands, and their term expires at the 2002 Annual Meeting, or as soon thereafter as their successors are elected and qualified. Each of Dr. Allee and Dr. Lands has been nominated by the Board of Directors to be elected by the holders of the Common Stock to serve an additional three-year term as a Class I Director. Each of Dr. Allee and Dr. Lands has consented to be named in this Proxy Statement and to serve as director if elected.

  The Company's Articles of Incorporation provide that the Board of Directors shall consist of no more non-U.S. citizens than a minority of the number necessary to constitute a quorum of the Board of Directors. Each of the Company's directors is a citizen of the United States except for Mr. Kearns who is a citizen of the United Kingdom.

  Proxies representing shares of Common Stock held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the nominees for Class I directors named below. The nominees have consented to serve if elected, but should either nominee be unavailable to serve (which event is not anticipated) the persons named in the proxy intend to vote for such substitute nominee or nominees as the Board of Directors may recommend.

  Vote Required. Each nominee shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

Class I Nominees--To Serve a Three-Year Term Expiring at the 2005 Annual Stockholders Meeting

  GARY L. ALLEE, age 57, has been a director of the Company since May 1998. Dr. Allee is professor of Swine Nutrition at the University of Missouri. Dr. Allee has served as President and as a member of the Board of Directors of the Midwest Section of the American Society of Animal Science. He has B.S. and M.S. degrees in Animal Husbandry and Swine Nutrition from the University of Missouri and a Ph.D. from the University of Illinois in Nutritional Sciences.

  WILLIAM E. M. LANDS, age 71, has been a director of the Company since May 1998. In February 2002, Dr. Lands retired as Senior Scientific Advisor to the Director of the National Institute on Alcohol Abuse and Alcoholism, a position he assumed after serving as head of the Department of Biological Chemistry at the University of Illinois Medical Center. Dr. Lands has a B.S. degree in Chemistry from the University of Michigan and a Ph.D. in Biological Chemistry from the University of Illinois.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS I NOMINEE AS A DIRECTOR.

CONTINUING DIRECTORS

Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class II Directors--Current Term Expires at the 2003 Annual Stockholders
Meeting

  AVRAM A. GLAZER, age 40, has been Chairman of the Board of the Company since January 1998. He also has served as a Chairman of the Board of Zapata since March 2002, and as President and Chief Executive Officer of Zapata since 1995. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including First Allied Corporation. Mr. Glazer served as Vice President of First Allied Corporation from 1985 through 1995. He also serves as a director, President and Chief Executive Officer of Zap.Com Corporation (which until December 2000, was an internet advertising and e-commerce network company). Avram A. Glazer is the brother of Darcie S. Glazer and the son of Malcolm I. Glazer.

  DARCIE S. GLAZER, age 33, has been a director of the Company since April 2002. For more than the past five years, she has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including First Allied Corporation. Ms. Glazer serves as the Executive Vice President of First Allied Corporation. Ms. Glazer served as an investment analyst for Zapata from 1996 to February 2001. Darcie S. Glazer is the sister of Avram A. Glazer and the daughter of Malcolm
I. Glazer.

Class III Directors--Current Term Expires at the 2004 Annual Stockholders
Meeting

  JOSEPH L. VON ROSENBERG III, age 43, is President and Chief Executive Officer and a director of the Company. He has served in these positions since July 1997. Prior to serving in these positions, Mr. von Rosenberg served from November 1995 until April 1998 as the Executive Vice President of Zapata which, at that time, was in the businesses of marine protein, natural gas transmission and oil and gas. Mr. von Rosenberg also served as General Counsel and Vice President of Zapata from August 1994 until April 1998 and as Corporate Secretary of Zapata from June 1993 until July 1997.

  PAUL KEARNS, age 38, has been a director of the Company since June 2001. Mr. Kearns is a director of Prentis, Donegan & Partners, Ltd., a London-based insurance brokerage firm which he co-founded in 1993. Mr. Kearns has more than 18 years of experience in the global risk management and insurance industries. Mr. Kearns is a citizen of the United Kingdom.

Board of Directors and Board Committees

  The Company's Board of Directors has six directors and has established the Audit and Compensation Committees as its standing committees. In addition, the Board has established a Scientific Committee. The Board of Directors does not have a nominating committee or any committee performing a similar function.

  During 2001, the Board of Directors held one meeting and acted three times by written consent. During 2001, the Audit Committee met four times, the Compensation Committee met two times and took action by written consent on one occasion, and the Scientific Committee met one time. Each director, during the period for which he or she has been a director in 2001, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

  Audit Committee. The Audit Committee consists of Dr. Allee (Chairman), Dr. Lands and Mr. Kearns, each of whom the Board of Directors has determined to be "independent" as defined in the NYSE listing standards. The Audit Committee reviews the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company's independent public accountants. The Audit Committee also meets with the independent auditors and with appropriate financial personnel of the Company regarding these matters. The Audit Committee recommends to the Company's Board the appointment of the independent auditors. The independent auditors periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee.

  Compensation Committee. The Compensation Committee consists of Mr. Kearns (Chairman) and Dr. Allee. The Compensation Committee administers management incentive compensation plans and approves compensation levels for executive officers of the Company.

  Scientific Committee. The Scientific Committee consists of Dr. Lands (Chairman) and Dr. Allee. The Scientific Committee keeps the Board and Company officers apprised of scientific matters and developments that are relevant to the Company's industry.

                              EXECUTIVE OFFICERS

  The following sets forth certain information with respect to the executive officers of the Company as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified.

Name                              Age                  Position
----                              ---                  --------
Joseph L. von Rosenberg III......  43 President, Chief Executive Officer and
                                       Director
Robert W. Stockton...............  51 Executive Vice President, Chief Financial
                                       Officer and Secretary
John D. Held.....................  39 Vice President and General Counsel
Michael E. Wilson................  51 Vice President--Marine Operations and
                                       President of Omega Shipyard, Inc.
Bernard H. White.................  54 Corporate Vice President

  JOSEPH L. VON ROSENBERG. See "--Class III Directors--Current Term Expires at the 2004 Annual Stockholders Meeting" above.

  ROBERT W. STOCKTON has served as Executive Vice President and Chief Financial Officer since July 1997. He has also served as Secretary since January 2000. For the five years prior to joining the Company, Mr. Stockton was Corporate Controller of Proler International Corp., which was engaged in the business of buying, processing for recycling, and selling ferrous and non-ferrous metals both domestically and internationally.

  JOHN D. HELD has served as the Company's General Counsel since March 2000 and as a consultant to the Company from December 1999 to February 2000. He also has served as a Vice President of the Company since April 2002. From March 1996 until October 1999, Mr. Held was Senior Vice President, General Counsel and Secretary of American Residential Services, Inc., a then publicly traded residential and commercial heating, air conditioning, plumbing and electrical services company. Prior thereto, Mr. Held practiced with a large law firm in Houston, Texas.

  MICHAEL E. WILSON is President of the Company's wholly-owned subsidiary, Omega Shipyard, Inc., a position he has held since June 1997. Since July 1998, he has also served as the Company's Vice President--Marine Operations and, prior thereto, served as the Company's Coordinator of Marine Engineering and Maintenance. Mr. Wilson joined the Company in 1985 and served in various operating capacities until 1996.

  BERNARD H. WHITE was named Corporate Vice President in March 1998. From 1994 to March 1998, Mr. White worked as a Public Affairs and Investor Relations Consultant. Prior to such time, Mr. White served as Vice President--Corporate Affairs of Zapata Corporation.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth, for the year ended December 31, 2001 the compensation paid to the Company's current Chief Executive Officer and its other four most highly compensated executive officers with annual compensation in excess of $100,000 for 2001 (the "Named Executive Officers").

                                                     Annual Compensation
                         ------------------------------------------------------------------------------
                                                                       Stock Option
   Name and Principal    Fiscal                        Other Annual       Awards         All Other
        Position          Year  Salary(1)    Bonus(1) Compensation(2) (# of options) Compensation(1)(3)
   ------------------    ------ ---------    -------- --------------- -------------- ------------------
Joseph L. von Rosenberg
 III....................  1999  $287,500           0         --          150,000            $448
 President and Chief      2000  $290,000           0         --          945,000            $300
 Executive Officer        2001  $290,000           0         --                0            $300

Robert W. Stockton......  1999  $193,333           0         --          200,000            $625
 Executive Vice
  President, Chief        2000  $202,917           0         --          810,000            $447
 Financial Officer and
  Secretary               2001  $205,000           0         --                0            $690

John D. Held............  1999        --          --         --               --              --
 Vice President and       2000  $118,750(4)        0         --          325,000            $149
 General Counsel          2001  $150,000           0         --                0            $189

Michael E. Wilson.......  1999  $117,708     $ 8,000         --                0            $269
 Vice President--Marine   2000  $120,000           0         --           25,000            $234
 Operations and
  President               2001  $120,000           0         --           75,000            $359
 of Omega Shipyard, Inc.

Bernard H. White........  1999  $117,075     $11,000         --           50,000            $523
 Corporate Vice
  President               2000  $118,750           0         --          100,000            $353
                          2001  $118,750           0         --                0            $353

--------
(1) Amounts include salary and bonuses earned as indicated, as well as all deferred portions, if any, of salary and bonuses paid on services rendered to the Company.
(2) Amounts exclude perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.
(3) The reported amounts represent insurance premiums paid by the Company on the named executive's behalf.
(4) Reflects amounts paid from date of hire in March 2000.

                       Option Grants In Last Fiscal Year

  The following table provides information regarding options to acquire Common Stock of Omega granted to the Named Executive Officers during 2001.

                                                                            Potentially
                                                                           Realized Value
                                                                             at Assumed
                                                                          Annual Rates of
                           Number of       % of                             Stock Price
                          Securities   Total Options                      Appreciation for
                          Underlying    Granted to   Exercise              Option Term(3)
                            Options    Employees in    Price   Expiration ----------------
          Name           Granted(1)(2)  Fiscal Year  ($/Share)    Date      5%      10%
          ----           ------------- ------------- --------- ----------   --    --------
Joseph L. von Rosenberg
 III....................      None            0%         N/A         N/A      N/A      N/A
Robert W. Stockton......      None            0%         N/A         N/A      N/A      N/A
John D. Held............      None            0%         N/A         N/A      N/A      N/A
Michael E. Wilson.......    75,000         22.6%       $1.65    02/21/11  $77,826 $253,640
Bernard H. White........      None            0%         N/A         N/A      N/A      N/A

--------
(1) These are options to acquire shares of Common Stock granted under the Company's 2000 Long-Term Incentive Plan.
(2) All options vest and are exercisable in one-third increments on each of the first, second and third years, respectively, after the date of grant. The exercise price of all options is the fair market value of the Company's Common Stock at the time of grant.
(3) These amounts represent assumed rates of appreciation for the market value of the Company's Common Stock from the date of grant until the end of the option period at rates arbitrarily set by the Securities and Exchange Commission. They are not intended to forecast possible future appreciation in the Company's Common Stock and any actual gains realized upon the exercise of options are dependent on the future performance of the Company's Common Stock.

         Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table shows the stock option exercises by the Named Executive Officers during 2001. In addition, this table includes the number of exercisable and unexercisable stock options on the Company's Common Stock held by each of the Named Executive Officers as of December 31, 2001. Omega has not granted any stock appreciation rights or restricted stock. None of the persons named below hold any stock options relating to Zapata's common stock.

                                               Number of
                                              Securities         Value of
                                              Underlying      Unexercised In-
                                              Unexercised      the-Money(1)
                          Shares              Options at        Options at
                         Acquired  Value   December 31, 2001 December 31, 2001
                            On    Realized   Exercisable/      Exercisable/
          Name           Exercise   ($)      Unexercisable     Unexercisable
          ----           -------- -------- ----------------- -----------------
Joseph L. von Rosenberg
 III....................     0        0    1,033,200/630,000 $349,650/$699,300
Robert W. Stockton......     0        0      780,000/540,000 $222,000/$444,000
John D. Held............     0        0      108,333/216,667 $ 64,750/$129,500
Michael E. Wilson.......     0        0       118,333/91,667 $      0/$105,000
Bernard H. White........     0        0       143,333/66,667 $ 12,949/$ 25,901

--------
(1) "In-the-Money" options are stock options which had an exercise price less than the closing market price of Common Stock at December 31, 2001, which was $3.05 as reported by the New York Stock Exchange.

                     Equity Compensation Plan Information

The following table shows equity compensation plan information as of December 31, 2001:

                                      (a)         (b)              (c)
                                   Number of
                                  Securities   Weighted-  Number of Securities
                                     to be      average   Remaining Available
                                  Issued upon  Exercise   for Future Issuance
                                  Exercise of  Price of       Under Equity
                                  Outstanding Outstanding  Compensation Plans
                                   Options,    Options,        (Excluding
                                   Warrants    Warrants   Securities Reflected
          Plan Category           and Rights  and Rights     in Column(a))
          -------------           ----------- ----------- --------------------
Equity compensation plans
 approved by security holders....  5,199,450     $6.51          787,878
Equity compensation plans not
 approved by security holders....          0       N/A                0
Total............................  5,199,450     $6.51          787,878

Employment and Severance Agreements

  Messrs. von Rosenberg and Stockton have Employment Agreements with the Company pursuant to which the Company has agreed to provide for base salaries that are subject to review at least annually, provided that they may not be decreased without the executive's consent. The employment agreements provide for a severance payment equal to 2.99 times the executive's annual base salary in the event of a termination of employment (i) by the executive for Good Reason (as defined in the respective employment agreement), (ii) by the Company without Cause (as defined in the respective employment agreement), or
(iii) following any Change in Control of the Company (as defined in the respective employment agreement). The agreements provide for rolling three year terms.

  Mr. Held has a Change of Control and Severance Agreement with the Company pursuant to which Mr. Held is entitled to receive a severance payment in the event of termination of his employment other than for Cause (as defined in the Agreement). Prior to a Change in Control of the Company (as defined in the Agreement), the severance payment is equal to the continuation of the executive's annual base salary for an 18-month period after termination. After a Change of Control of the Company, the severance payment is equal to 2.99 times the executive's annual base salary and most recent cash bonus, if any.

  Mr. White has a Change of Control Agreement with the Company pursuant to which the executive is entitled to a severance payment in the event of both a Change of Control of the Company (as defined in the agreement) and a termination other than for Cause (as defined in the agreement) within a two year period after a Change of Control. The severance payment is equal to one times the executive's annual base salary in effect prior to the termination of employment.

Retirement Plans

  The Company maintains a defined benefit plan for its employees (the "Pension Plan"). The table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based on the following assumptions: retirement at age 65, payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Company's Pension Plan using current average Social Security wage base amounts, and not subject to any deduction for Social Security or other offset amounts. The retirement benefits listed include both Salary and Bonus as set forth in the Summary Compensation Table. A participant's benefit is based on the average monthly earnings for the consecutive five year period during which the participant had his or her highest level of earnings. With certain exceptions, the Internal Revenue Code of 1986, as amended (the "Code"), restricts to an aggregate amount of $135,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan which is qualified under the Code. The Code also limits the covered compensation that may be used to determine benefits to $170,000 (subject to cost of living adjustments).

                              Pension Plan Table

                                                    Years of Service
                                         ---------------------------------------
Covered Compensation(1)                    15      20      25      30      35
-----------------------                  ------- ------- ------- ------- -------
$120,000................................ $16,730 $22,307 $27,883 $33,460 $39,037
$130,000................................ $18,380 $24,507 $30,333 $36,760 $42,887
$140,000................................ $20,030 $26,707 $33,383 $40,060 $46,737
$150,000................................ $21,680 $28,907 $36,133 $43,360 $50,587
$160,000................................ $23,330 $31,107 $38,883 $46,660 $54,437
$170,000 and higher..................... $24,980 $33,307 $41,633 $49,960 $58,287

--------
(1) Represents the highest average annual earnings during five consecutive calendar years of service.

  As of December 31, 2001, the approximate years of credited service (rounded to the nearest whole year) under the Pension Plan for the Named Executive Officers were as follows: Mr. von Rosenberg--8, Mr. Stockton--4, Mr. Held--2, Mr. Wilson--16, and Mr. White--4.

                           COMPENSATION OF DIRECTORS

  Directors who are employees of the Company are not paid any fees or additional compensation for services rendered as members of the Board of Directors or any committee thereof. Directors who are not employees of the Company or Zapata ("Non-Employee Directors") receive a fee of $20,000 annually which is paid in four equal quarterly installments. Members of the Audit and Compensation committees receive $2,000 annually for each of the committees that is paid in four equal quarterly installments. Members of the Scientific Committee are paid on a $500 per diem basis.

  Pursuant to the Company's 2000 Long-Term Incentive Plan (the "Plan"), upon joining the Board, each Non-Employee director as defined in the Plan, other than the initial Chairman of the Board, is granted options to purchase 14,200 shares of Common Stock at fair market value on the date of grant. Pursuant to such Plan, the initial Chairman of the Board, upon being elected, received options to purchase 568,200 shares of Common Stock at fair market value on the date of the grant ($12.75 per share). All options granted to directors under the Plan vest six months and one day after the date of grant.

  The Plan also allows Non-Employee Directors to elect to take all or a portion of their annual retainer fees and meeting and per diem fees in Common Stock in lieu of cash. On or before the last day of each calendar quarter (each, an "Election Date"), a Non-Employee Director may elect to receive a percentage (the "Elected Percentage") of such fees during the quarterly period immediately following such Election Date (the "Service Period") in shares of Common Stock. The number of shares to be received will be determined on the first day of the month immediately following the completion of the Service Period by multiplying the amount of the director's fees for such Service Period by his Elected Percentage and dividing that result by the Fair Market Value per share on such date. In 2001, Dr. Allee and Dr. Lands elected to take 100% of their annual retainer fees and per diem fees earned during 2001 in Common Stock in lieu of cash. As a result of such elections, Dr. Allee received 15,740 shares of Common Stock in lieu of $32,500 and Dr. Lands received 11,132 shares of Common stock in lieu of $23,500.

                       COMPENSATION COMMITTEE REPORT ON
                   EXECUTIVE COMPENSATION FOR THE YEAR 2001

  The Compensation Committee of the Board of Directors (the "Committee") is composed of Paul M. Kearns (Chairman) and Dr. Gary L. Allee, each of whom is a Non Employee Director of the Company. The Board of Directors elected Mr. Kearns as a member of the Committee on June 6, 2001, replacing Dr. William Lands, who served on the Committee prior to that date.

  The Committee reviews and approves executive compensation, makes grants of long-term incentive awards, and determines the compensation (both salary and annual incentive compensation) to be paid to the Chief Executive Officer ("CEO") and each of the other executive officers of the Company. The goal of the executive compensation program is to attract, retain and encourage the development of highly qualified and experienced executives who are key to the success of the Company and to reward these executives for their performance and enhancement of stockholder value. The program also is intended to align the interests of these executives with the interests of the Company's stockholders.

  The key elements of the Company's executive compensation program are base salary, annual performance incentive awards and long term incentive awards.

  Salary. The Committee reviews and establishes the salary of each executive officer, including the CEO, on an annual basis. Base salaries are set at levels determined by the Committee and intended to attract and retain highly-qualified and experienced executives, including the CEO. In establishing base salaries, the Committee considers the importance of the particular executive position and the skills required for that position, as well as the individual's performance, qualifications and experience. The Committee may also consider generally prevailing market rates for similarly based positions. The Committee does not use any mechanical formulations or weighting of any of the factors it considers.

  Annual Performance Incentives. The Committee reviews annual performance incentives (generally in the form of cash bonuses) for executive officers, including the CEO, on an annual basis. These incentives generally are determined in the Committee's discretion in connection with its review of an executive's performance and Company performance. The Committee also takes into account the CEO's evaluation of the performance of other executive officers. The Committee also may consider comparative annual incentive information for similarly based positions. The Committee does not use any mechanical formulations or weightings of any of the factors it considers.

  In 1998, the Company established an annual bonus plan for executive officers that is based on the attainment by the Company of targeted financial performance, including increases in earnings (before interest, taxes, depreciation and amortization) and return on invested capital. Under this bonus plan, a maximum bonus is established for each executive officer, which may equal up to a maximum of 150% of an executive's salary. The Committee did not award any bonuses under this plan in 2001.

  Long Term Incentive Awards. In an effort to align the long-term interests of the Company's management and stockholders, the Committee may make awards under the Company's 2000 Long-Term Incentive Plan. Under the Long-Term Incentive Plan, the Committee may award non-qualified or incentive stock options, stock appreciation rights, restricted stock or cash awards. The Committee believes that the Long-Term Incentive Plan enables the Company to attract and retain highly qualified and experienced managers and other key employees. Under the Long-Term Incentive Plan, the Committee is responsible for establishing who receives awards, the terms of the awards, and the requisite conditions and the size of awards. In making its determinations, the Committee considers the person's position, level of responsibility and past performance, as well as the amount of awards previously made to that person. The Committee awarded non-qualified stock options to one executive officer in 2001.

  CEO Compensation. Mr. von Rosenberg's base salary for 2001 was left unchanged from his base salary for 2000 and he received no annual performance incentive or bonus in 2001. In addition, Mr. von Rosenberg received no stock option awards or any other form of equity compensation or long-term incentive award in 2001.

  Decisions regarding the amount of compensation to be paid to each executive officer, including the CEO, are based on all of the factors discussed above under "Salary," "Annual Performance Incentives" and "Long-Term Incentive Awards." In the case of the CEO, the individual officer's performance is evaluated primarily in terms of the Company's overall financial performance over time, even though the Company's performance can be, and in recent years has been, affected significantly by factors beyond the control of the Company.

  Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 per person on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the Chief Executive Officer and each of the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain "performance based" compensation. The Committee intends that the Company's compensation plans should qualify for full deductibility in accordance with Section 162(m).

                                          Respectfully submitted,

                                          Paul Kearns (Chairman)
                                          Gary L. Allee

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  From January 1, 2001 though June 6, 2001, the Compensation Committee consisted of Dr. Allee and Dr. Lands. From June 6, 2001 though December 31, 2001, the Compensation Committee consisted of Dr. Allee and Mr. Kearns. Neither Dr. Allee, Dr. Lands, nor Mr. Kearns had any relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 402(j) of Regulation S-K under the Exchange Act of 1934.

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return on (i) the Russell 2000 Index, and (ii) a peer group stock index (the "Peer Group Index") which consists of three publicly traded companies in the same industry or line-of-business as the Company. The companies that comprise the Peer Group Index are: Archer Daniels Midland Company; ConAgra, Inc.; and Tyson Foods, Inc. (A company previously included in the Company's Peer Group Index, Agribrands International, was acquired by another company in 2001, and as a result is no longer a public company).

  The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the Russell 2000 Index, and the Peer Group Index on April 2, 1998, the date of the Company's initial public offering of its Common Stock.



                                    [GRAPH]

                                      4/2/98 12/31/98 12/31/99 12/31/00 12/31/01
                                      ------ -------- -------- -------- --------
Omega Protein Corporation............ 100.00  56.00     17.30     8.30    16.89
Peer Group........................... 100.00  94.62     70.94    82.99    80.80
Russell 2000......................... 100.00  88.31    105.62   101.06   102.09

--------
* $100 INVESTED ON April 2, 1998 INCLUDING REINVESTMENT OF DIVIDENDS

  The Performance Graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed with the Securities and Exchange Commission.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Prior to the Company's initial public offering in April 1998 (the "Initial Public Offering"), Zapata advanced funds to the Company from time to time. During fiscal year 1997, Zapata forgave the repayment of $41.9 million of intercompany indebtedness owed to Zapata by the Company and the Company recorded this amount as contributed capital. After forgiving such indebtedness, Zapata advanced $28.1 million to the Company to meet the cash requirements for certain acquisitions and $5.2 million, primarily for payment of the Company's income taxes. As of December 31, 1997, Zapata had no outstanding guarantees of Company indebtedness and the Company owed Zapata approximately $33.3 million of intercompany debt. The intercompany balance attributable to the acquisition financing discussed above accrued interest at a rate equal to Zapata's cost of funds, which was approximately 8.5%; the balance of the Company's indebtedness to Zapata did not bear any interest. Pursuant to the Separation Agreement described below, the Company utilized a portion of the net proceeds from the Initial Public Offering to repay all of the $33.3 million it owed Zapata.

  Prior to the Initial Public Offering, Zapata provided the Company with certain administrative services, including treasury and tax services, which were billed at their approximate costs to Zapata. The costs of these services were directly charged and/or allocated based on the estimated percentage of time that employees spent working on the other party's matters as a percentage of total time worked.

  In connection with the Initial Public Offering, the Company and Zapata entered into a number of agreements for the purpose of defining their continuing relationship. These agreements were negotiated in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations.

  Separation Agreement. The Separation Agreement served as the master agreement for the Company's separation from Zapata. Pursuant to the Separation Agreement, the Company and Zapata entered into a Sublease Agreement, Registration Rights Agreement, Tax Indemnity Agreement and Administrative Services Agreement. The Separation Agreement also required the Company to repay the $33.3 million of intercompany indebtedness owed by the Company to Zapata contemporaneously with the consummation of the Initial Public Offering.

  The Separation Agreement also prohibits Zapata from engaging in the harvesting of menhaden or the production or marketing of fish meal, fish oil or fish solubles anywhere in the United States for a period of five years from the date of the Separation Agreement. Under the Separation Agreement, Zapata and the Company and its subsidiaries agreed to indemnify each other with respect to any future losses that might arise from the Initial Public Offering as a result of any untrue statement or alleged untrue statement in any Initial Public Offering document or the omission or alleged omission to state a material fact in any Initial Public Offering document (i) in the Company's case, except to the extent such statement was based on information provided by Zapata and (ii) in Zapata's case, only to the extent such statement was based on information supplied by Zapata.

  Sublease Agreement. Pursuant to the Sublease, the Company subleases from Zapata its principal corporate offices in Houston, Texas. The annual rent paid by the Company in 2001 under this Sublease was $107,260. The Company believes that this sublease cost is equal to or lower than market rate.

  Registration Rights Agreement. Under the Registration Rights Agreement, the Company granted to Zapata certain rights (the "Registration Rights") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock owned by Zapata at the closing of the Initial Public Offering (the "Registrable Securities"). Pursuant to the Registration Rights Agreement, Zapata may require the Company, not more than once in any 365-day period commencing on the first anniversary of the closing of the Initial Public Offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of the Company, to file a registration statement under the Securities Act covering the registration of the Registrable Securities, including in connection with an offering by Zapata of its securities that are exchangeable for the Registrable Securities (the "Demand Registration Rights"). Zapata's Demand Registration Rights are subject to certain limitations, including that any such registration cover a number of Registrable Securities having a fair market value of at least $50 million at the time of the request for registration and that the Company may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by the Company or would require the Company to disclose certain material non-public information. Zapata will also be able to require the Company to include Registrable Securities owned by Zapata in a registration by the Company of its securities (the "Piggyback Registration Rights"), subject to certain conditions, including the ability of the underwriters for the offering to limit or exclude Registrable Securities therefrom.

  The Company and Zapata will share equally the out-of-pocket fees and expenses of the Company associated with a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related expenses (the "Selling Expenses"). The Company will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the Selling Expenses. The Registration Rights Agreement contains certain indemnification and contribution provisions (i) by Zapata for the benefit of the Company and related persons, as well as any potential underwriter and (ii) by the Company for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's Demand Registration Rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, Registrable Securities representing less than 10% of the then issued and outstanding voting stock of the Company. Zapata's Piggyback Registration Rights will terminate at such time as it is able to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act within a three month period. Zapata also may transfer its Registration Rights to any transferee from it of Registrable Securities that represent, on a fully converted or exercised basis with respect to the Registrable Securities transferred, at least 20% of the then issued and outstanding voting stock of the Company at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% of the then issued and outstanding voting stock of the Company and
(ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of the Company.

  Tax Indemnity Agreement. Prior to the Initial Public Offering, the Company was a member of Zapata's affiliated group and filed its tax returns on a consolidated basis with such group. As a result of the Initial Public Offering, the Company is no longer a member of the Zapata affiliated group. The Tax Indemnity Agreement defines the respective rights and obligations of the Company and Zapata relating to federal, state and other taxes for periods before and after the Initial Public Offering.

Pursuant to the Tax Indemnity Agreement, Zapata is responsible for paying all federal income taxes relating to taxable periods ending before and including the date on which the Company is no longer a member of Zapata's affiliated group. Under the Tax Indemnity Agreement, the Company is responsible for all taxes of the Company with respect to taxable periods beginning after the date on which the Company was no longer a member of Zapata's affiliated group. The Company is entitled to any refunds (or reductions in tax liability) attributable to any carry back of the Company's post-Initial Public Offering tax attributes (i.e., net operating losses) realized by the Company after it was no longer a member of Zapata's affiliated group. Any other refunds arising from the reduction in tax liability involving the Zapata affiliated group while the Company was a member of such group, including but not limited to, taxable periods ending before or including such date (with the exception of any refunds arising from a reduction in tax liability attributable to the Company), belong to Zapata.

  Administrative Services Agreements. Under the Administrative Services Agreement, the Company is required to provide Zapata with administrative services upon reasonable request of Zapata. Zapata pays the Company for these services at the Company's estimated cost of providing these services. This agreement continues until Zapata terminates it on five days advance written notice or the Company terminates it after Zapata fails to cure a breach of the agreement within thirty days after the Company provides written notice to Zapata of the breach. Zapata paid $20,738 to the Company under this agreement in 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

  To the Company's knowledge, all filings applicable to its officers, directors, greater-than-ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed, except as noted in this paragraph. As a result of a comprehensive review of its executive officer's Section 16 filings, the Company noted that Dr. William Lands, a Company director, did not timely report beneficial ownership of 2,300 shares of Common Stock, 300 of which were owned by a trust of which Dr. Lands is a trustee, prior to his becoming a director of the Company, and 2,000 of which were purchased by such trust in December 1999. Beneficial ownership of these 2,300 shares was reported on a Form 5 Report filed in May, 2001. The trust continues to own such shares. Clark Haner, Vice President and Controller of the Company, did not timely report the receipt of 40,000 Company issued stock options received in 2000 in a Form 5 report which was due in 2001. The Form 5 report was filed in 2002. Mr. Haner continues to hold all of such stock options.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP, which firm (or its predecessors) has served as the independent auditor for the past five fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the fiscal year ending December 31, 2002. Omega Protein expects representatives of the firm to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the meeting.

  Fees. PricewaterhouseCoopers LLP billed the Company the following fees for the fiscal year ended December 31, 2001:

  Audit Fees. Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $122,620.

  Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

  All Other Fees. Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax-related services totaled $66,687.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors.

  In connection with the December 31, 2001 financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, (iii) received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the independent auditor's independence, and (iv) considered the compatibility of any non-audit services provided by the independent auditor with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          AUDIT COMMITTEE

                                          Gary L. Allee (Chairman)
                                          Paul M. Kearns
                                          William Lands

  The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed with the Securities and Exchange Commission.

  Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the Board will reconsider the selection of the independent auditors upon recommendation of the Audit Committee, although the Board of Directors will not be required to select different independent auditors for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

  The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than the election of directors, and the ratification of PricewaterhouseCoopers LLP as the Company's independent auditors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

  Pursuant to the Company's Bylaws, stockholder proposals to be presented at the fiscal year 2003 Annual Meeting of Stockholders of the Company must be received by the Company by no later than 90 days before the date of the 2003 Annual Meeting of Stockholders. If such timely notice of a stockholder proposal is not given, then the proposal may not be brought before the 2003 Annual Meeting of Stockholders. If such timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, then the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2003 Annual Meeting.

  Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to May 8, 2003 to be considered for inclusion in the Company's proxy statement relating to the 2003 Annual Meeting or, if the Company changes the date of the 2003 Annual Meeting by more than 30 days from the date of the 2002 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2003 Annual Meeting.

  Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Secretary, 1717 St. James Place, Suite 550, Houston, Texas 77056.

  THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES,

TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO ROBERT W. STOCKTON, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, OMEGA PROTEIN CORPORATION, 1717 ST. JAMES PLACE, SUITE 550, HOUSTON, TEXAS 77056.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for 2001, is being mailed with this Proxy Statement to all stockholders of record.

                                          By the order of the Board of
                                           Directors

                                          /s/ Robert W. Stockton
                                          ROBERT W. STOCKTON
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Houston, Texas
May 8, 2002

--------------------------------------------------------------------------------

                           OMEGA PROTEIN CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

       Solicited by the Board of Directors of Omega Protein Corporation

     The undersigned acknowledges receipt of the Omega Protein Corporation Notice of Annual Meeting and Proxy Statement and hereby appoints Joseph L. von Rosenberg III and Robert W. Stockton, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on June 25, 2002, or at any adjournment or postponement thereof, as follows:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

               (Continued and to be signed on the reverse side.)

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                         Annual Meeting of Stockholers
                           OMEGA PROTEIN CORPORATION

                                 June 25, 2002


             .  Please Detach and Mail in the Envelope Provided  .

--------------------------------------------------------------------------------

A [X]  Please mark your
       votes as in this
       example


           FOR the nominess        WITHHOLD
       listed at right (except     AUTHORITY
           as marked to the     for the nominess
           contrary below       listed at right
PROPOSAL 1      [_]                   [_]           Nominess:                 PROPOSAL 2.
  ELECTION                                            Gary L. Allee           APPOINTMENT OF
  OF                                                  William E.M. Lands      PRICEWATERHOUSECOPPERS,      FOR   AGAINST  ABSTAIN
  DIRECTORS                                                                   LLP AS AUDITORS FOR THE
                                                                              COMPANY                      [_]     [_]      [_]

For except vote withheld from the following nominess: to hold office until the
                                                      2005 Annual Meeting and
                                                      until his successor is
                                                      elected and qualified.
____________________________________________